Exhibit 99.2

Ray J. Groves
1566 Ponus Ridge
New Canaan, CT 06840
203-966-7287

May 24, 2007

Mr. Patrick M. Byrne
Chairman and CEO
Overstock.com, Inc.

6350 South 3000 East

Salt Lake City, UT 84121
801-947-3117

Dear Patrick:

Please accept my resignation from the board of directors of Overstock.com, Inc. effective immediately. My resignation relates to the Company’s prime broker suit.

My best wishes to Overstock.com Inc., its directors, officers and staff.

Sincerely,

/s/ Ray Groves